Exhibit 10.1

AGREEMENT

     AGREEMENT, dated the 9th day of March, 2009 between UNIVERSAL POWER GROUP, INC. (together with its predecessors, subsidiaries and affiliates, “UPG”), a Texas corporation, having its principal place of business at 1720 Hayden Road, Carrollton, Texas 75006 and STAN BATTAT, an individual doing business under the assumed name of IMPORT CONSULTANTS (“Battat”), having a business address at 1290 Harbor Court, Hollywood, Florida 33019.

W I T N E S S E T H:

     WHEREAS, Battat has been providing UPG with various supply chain sources and management services and UPG has been paying Battat’s fees in connection with such matters; and

     WHEREAS, differences exist between UPG and Battat as to the existence and/or scope of any agreements between the parties as to Battat’s right to receive payment from UPG pursuant to any such agreements, and the parties wish to resolve such differences; and

     WHEREAS, UPG desires to: (i) assume by assignment, or otherwise enter into, supply agreements directly with certain or all of its suppliers; (ii) eliminate the fees it pays to Battat and the need for his services; and (iii) avoid any disruption with its customers and suppliers.

     NOW, THEREFORE, in consideration of the premises set forth above, the mutual agreements, covenants, representations and warranties set forth below and other good and valuable consideration, the sufficiency of which is hereby acknowledged, UPG and Battat hereby agree as follows:

     1. Definitions. The following terms used in this Agreement shall have the meanings set forth below.

     (a)   “Battat” means Stan Battat individually and doing business as Import Consultants.

     (b)   “Board” means the Board of Directors of UPG.

     (c)   “Equity Interest” means the direct or indirect ownership interest in a business enterprise, venture or arrangement (whether or not conducted through a legal entity such as a corporation, partnership, limited liability company or trust) and/or the right to participate or receive a percentage of the profits or other return from any such business enterprise, venture or arrangement. For purposes of determining whether Stan or UPG has the requisite Equity Interest, all convertible securities held by Stan or UPG, as the case may be, shall be deemed to have been converted and all derivative equity securities then held by Stan or UPG, as the case may be, such as options and warrants, shall be deemed to have been exercised.

     (d)   “Person” means any individual or any legal entity including, but not limited to a corporation, partnership, limited liability company, limited liability partnership, trust or estate.

     (e)   “Hengli” means Zhongshan Enduring Power Company (f/k/a Hengli Electrical Appliance Factory), a manufacturer of batteries and other electrical products located in the People’s Republic of China, and its shareholders, principals, officers, directors, subsidiaries and affiliates.

     (f)   “UPG Business” means the business in which UPG is engaged as of January 1, 2009, as more particularly described in Section 4(a) below, and in which it may be engaged at any time during the Restricted Period (as defined in Section 4(a) below).

     (g)   “UPG Customer” means any purchaser of goods and/or services from UPG at any time up to and including January 1, 2009, any purchase of goods and/or services from UPG at any time during the Restricted Period and any prospective purchaser of goods and/or services from UPG solicited by UPG during the Restricted Period.

     (h)   “UPG Factories” means the factories listed on Schedule A hereto and all other factories that sell goods to or that manufacture goods for or on behalf of UPG during the Restricted Period and all factories that UPG solicits during the Restricted Period.

     2. Assignment of Exclusive Agency Agreement; Cancellation of Customer Non Disclosure and Supply Agreement; Cancellation of UPG’s Obligations under a Convertible Loan Agreement.

        (a) (i) Pursuant to the Assignment Agreement, dated the date hereof and executed simultaneously herewith, attached hereto as Exhibit I, Battat is assigning and transferring to UPG any assignable rights he may have under the “Factory Non Disclosure and Sales Agreement, dated July 26, 2004, between Stan Battat d/b/a Import Consultants and Hengli Appliances, Enduring and all other subsidiaries and related companies,” including the good will associated therewith.,

           (ii) Battat hereby assigns and transfers to UPG any right he may have to (A) purchase Hengli and/or its assets and (B) receive payments from UPG Factories in connection with sales by such factories.

        (b) UPG and Battat hereby agree that the Customer Non Disclosure And Supply Agreement between Battat and UPG, dated May 5, 1998, and the Customer Non Disclosure And Supply Agreement between Battat and UPG, dated May 6, 1998, copies of which are attached hereto as Exhibit II, are hereby terminated and are of no further force and effect and neither UPG nor Battat shall have any further obligation to the other party under either such agreement.

        (c) Battat hereby releases UPG from any and all obligations as guarantor/surety on behalf of Battat arising from Hengli’s obligations to Battat under a certain three-party Convertible Loan Agreement, dated September 18, 2006, executed by Hengli, Battat and UPG, a copy of which is annexed hereto as Exhibit III.

        (d) Any and all other agreements between UPG and Battat, to the extent they exist, are hereby cancelled and terminated effective immediately. Battat acknowledges and agrees that he is not entitled to receive any further payments from UPG pursuant to any such agreements and that his right to receive payments from UPG is governed solely by the terms of this Agreement. Battat further acknowledges and agrees that he is not entitled to receive any further fees or commissions from UPG Factories.

     3. Payments to Battat. UPG will pay Battat the sum of Two Million five Hundred Sixty-Five Thousand Dollars ($2,565,000.00) as follows:

        (a) Three Hundred Eighty Thousand Dollars ($380,000.00) no later than March 31, 2009 in cash by wire transfer to an account designated by Battat.

        (b) The balance of Two Million One Hundred Eighty-Five Thousand Dollars ($2,185,000.00) payable in 36 equal consecutive monthly installments of Sixty Thousand Six Hundred Ninety-Four Dollars and Forty-Four Cents ($60,694.44), payable in cash by wire transfer to an account designated by Battat beginning May 1, 2009. Should Battat die prior to all consecutive monthly installment payments having been paid, the remaining unpaid consecutive monthly installments will continue to be paid by wire transfer in the same manner as above unless otherwise directed by the representative of Battat’s estate.

        (c) Notwithstanding the above provisions, UPG’s obligations to make payments to Battat under this Agreement shall cease if Battat materially breaches any of the restrictions set forth in Section 4 of this Agreement and Battat shall not be entitled to receive any further payments after the date of such breach.

     4. Covenants.

        (a) Covenants Against Competition. Battat acknowledges that, as of thedate of execution of this Agreement: (i) UPG is, engaged in (A) the sale, distribution and marketing of batteries, inverters, chargers and other portable power supply products and accessories thereto, electric cars and related products and products and components used in security systems and (B) in providing third party logistics services (the “UPG Business”); (ii) as a result of his relationship with UPG, Battat has had access to and received confidential information concerning the UPG Business as so conducted; (iii) pursuant to this Agreement, UPG is purchasing from Battat an assignment of any rights that Battat may have under agreements with Hengli and any goodwill associated with those agreements and/or Battat’s relationship with Hengli as well as any rights that Battat may have under agreements with UPG Factories; and (iv) the agreements and covenants contained in this Agreement are essential to protect the UPG Business and goodwill of UPG. Accordingly, Battat covenants and agrees that, he shall not during the Restricted Period and within the Restricted Area (as defined below), directly or indirectly, as principal or agent or in any other capacity:

        (A) engage or participate in a business competitive with the UPG Business;

          (B) enter the employ of, advise or render any services (whether or not for a fee or other compensation) to, any Person engaged in a business competitive with the UPG Business;

          (C) purchase goods from, advise or render any services (whether or not for a fee or other compensation) to any UPG Factory or advise or provide services (whether or not for a fee or other compensation) to any Person with respect to such Person’s purchase of goods from a UPG Factory;

          (D) purchase goods for, advise or provide services (whether or not for a fee or other compensation) to, or on behalf of any UPG Customer or any other Person engaged in a business competitive with the UPG Business;

          (E) (i) solicit or otherwise encourage any employee of UPG to leave UPG; (ii) hire or otherwise arrange to obtain the services of any employee or former employee of UPG; or (iii) enter into any business, investment or profit-sharing arrangement with any employee or former employee of UPG; provided, however, neither clause (ii) nor clause (iii) shall apply to a former employee of UPG whose employment ceased more than thirty-six (36) months prior to the date on which Battat hires such employee or enters into an arrangement with such employee;

          (F) acquire an Equity Interest in any Person engaged in a business competitive with the UPG Business, or in any UPG Factory or UPG Customer or in any manner assist any Person in obtaining such an Equity Interest; provided, however, during the Restricted Period Battat may own, directly or indirectly, solely as a passive investment, not more than three (3%) percent of the outstanding securities of any company traded on any national securities exchange or on the National Association of Securities Dealers Automated Quotation System;

          (G) intentionally interfere with UPG’s relationship with any UPG Factory or UPG Customer, UPG’s ability to purchase products from a UPG Factory or sell its products and services to any UPG Customer, and/or the ability of a UPG Factory to supply products or sell its products to UPG or a UPG Customer to purchase products from UPG; or

           (H) bring any action or commence any proceeding or threaten to bring an action or commence a proceeding against Hengli or any UPG Factory or UPG Customer, or any shareholder, principal, officer, director or affiliate thereof, for any sums allegedly owed in connection with the purchase or sale of goods from such Factory or by such Customer.

          As used herein:

          (i) “Restricted Period” shall mean the period commencing on the date hereof and ending on the third anniversary of the date hereof.

          (ii) “Restricted Area” shall mean any place within the United States and any other country in which UPG is currently conducting or soliciting business or in which it conducts or solicits business during the Restricted Period or in which it has conducted or solicited business during the twelve month period preceding the date hereof.

     (b) Confidentiality. Battat acknowledges that UPG has a legitimate and continuing proprietary interest in the protection of its confidential information and has invested substantial sums and will continue to invest substantial sums to develop, maintain and protect confidential information. Accordingly, Battat agrees that he shall keep secret and retain in strictest confidence, and shall not knowingly use for the benefit of himself or others all confidential matters relating to UPG and the UPG Business including, without limitation, information regarding customers and suppliers, cost of goods, pricing models, operational methods, marketing or development plans or strategies, business acquisition plans, joint venture proposals or plans, and new personnel acquisition plans, learned by Battat heretofore (such information shall be referred to herein collectively as “Confidential Information”).

Notwithstanding any provision contained herein to the contrary, the term Confidential Information shall not be deemed to include any knowledge or information known or available to the public in general. Promptly upon UPG’s request, Battat shall surrender to UPG all documents, work papers, lists, memoranda, records and other data (including all copies) constituting or pertaining in any way to any of the foregoing information.

     5. Miscellaneous.

          (a) Each of Battat and UPG represent and warrant to each other than he/it has the full right and authority to enter into this Agreement and fully perform his/its obligations hereunder, that he/it is not subject to or obligated under any contract (including, but not limited to, licenses, covenants or commitments of any nature) or other agreement or subject to any judgment, decree or order of any court or administrative agency which would conflict with his/its obligations hereunder. None of the execution, delivery or performance of this Agreement, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument to which he/it is currently a party or by which he/it is currently bound.

          (b) This Agreement, including the Schedules attached hereto: (i) contains the entire agreement between the parties with respect to the transactions contemplated herein; (ii) supersedes all previous written or oral negotiations, agreements, commitments, understandings and communications between Battat and UPG; and (iii) cannot be changed or amended except in a writing signed by both parties. No change or amendment to this Agreement, including the Schedules attached hereto, shall be effective or enforceable against UPG unless and until it has received Board approval.

          (c) All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given: (i) when delivered in person or by e-mail; (ii) one business day following dispatch by an overnight courier service (such as Federal express or UPS, etc.) for next business day delivery; or (iii) five (5) days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested; in each case addressed to the party to whom the same is so given or made at the address of such party as set forth in the preamble of this Agreement or to such other address as any of the parties shall hereafter notify to the other parties in writing. All notices to UPG shall be sent to Ian Edmonds or such other individuals as UPG shall identify by written notice in accordance with this Section 5(c). Copies of all notices etc. given to a party under this Agreement shall also be sent to such party’s attorneys as follows:

If to Battat:    Hinshaw & Culbertson
                     222 North LaSalle Street, Suite 300
                     Chicago, IL 60601-1081
                     Attention: Thomas F. Ging, Esq.
                     Fax: 312-704-3001
                     Fax: Email: tging@hinshawlaw.com

If to UPG:     Morse, Zelnick, Rose & Lander, LLP
                     405 Park Avenue, Suite 1401
                     New York, NY 10021
                     Attention: Joel J. Goldschmidt
                     Fax: 212-838-9190
                     Email: jgoldschmidt@mzrl.com

          (d) This Agreement and the rights and obligations created hereunder shall not be assignable by any of the parties. This Agreement shall be binding upon and inure to the benefit of the parties, their successors, legal representatives and assigns.

          (e) Any condition to the performance of any party hereto which legally may be waived may be waived by the party entitled to the benefit thereof. Any waiver must be in writing and signed by both parties. No waiver shall be effective or enforceable against UPG unless and until it has received Board approval. A waiver of any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party’s rights under any other term or condition of this Agreement. Except where otherwise expressly provided in this Agreement, all remedies under this Agreement shall be cumulative and not alternative.

          (f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          (g) All headings are inserted for convenience of reference only and shall not affect its meaning or interpretation.

          (h) If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

     (i) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflict of law provisions. The exclusive jurisdiction and venue of any action with respect to the subject matter of this Agreement shall be the state courts of the State of Texas for the County of Dallas or the United States District Court

for the Northern District of Texas, Dallas Division, and each of the parties hereto submits itself to the exclusive jurisdiction and venue of such courts for the purpose of any such action.

          (j) Each and every controversy or claim arising out of or relating to this Agreement and/or any document executed or delivered in connection herewith shall first be addressed through good faith discussions between the parties to resolve such dispute.

          (k) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption of burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          (l) Except as otherwise specifically provided in this Agreement, nothing in this Agreement shall be deemed to confer rights on any person or to indicate that this Agreement has been entered into for the benefit of any person other than the parties hereto.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

UNIVERSAL POWER GROUP, INC.

By: /s/ Ian Emonds
 Name: Ian Edmonds
Title: Interim Chief Executive Officer

By: /s/ Julie Sansom-Reese
Name: Julie Sansom-Reese
Title: Sr. Vice President - Finance

/s/ Stan Battat
STAN BATTAT, on behalf of himself
Individually and d/b/a Import Consultants